SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 1, 2006

TITAN GLOBAL HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Utah	000-32847	87-0433444
(State of Incorporation)	(Commission File Number)	(IRS Employer ID)

44358 Old Warm Springs Boulevard
Fremont, California 94538
(Address of principle executive offices)

(510) 824-1200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Copies to:
Gregory Sichenzia, Esq.
Thomas Rose, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:

This Form 8-K/A is being filed as an amendment to the Form 8-K that was filed by Titan Global Holdings, Inc. (the “Company”) on February 6, 2006 related to its determination to seek a refund for federal excise taxes paid by the Company. The initial filing was made under “Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.” This information does not require restatement of our previously issued Q1 financial statements and should have been included under “Item 801. Other Events.”

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Not applicable.

Item 8.01. Other Events.

The Company submitted its claim on February 8, 2006 for a refund of federal excise taxes incurred through November 30, 2005 and paid in the amount of $1,531,919. This amount reflects total federal excise taxes incurred through November 30, 2005 and paid by the Company after its acquisition of Oblio Telecom, Inc. Approximately $400,000 of the amount incurred by the Company was included in liabilities assumed by the Company in connection with the Oblio purchase. Although the Company expects to fully recover these federal excise taxes paid in the amount of $1,531,919 plus statutory interest, the previously filed 10-QSB for our first quarter of fiscal year 2006 will not be amended due to the contingent nature of this claim. The 10-QSB for our first quarter of fiscal year 2006 does not contain an error as previously reported and should continue to be relied upon.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned, thereunto duly authorized.

TITAN GLOBAL HOLDINGS, INC.

By:	/s/ Curtis Okumura
Curtis Okumura President & Chief Executive Officer

Date: February 9, 2006